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                                                                    Exhibit 10.9

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into effective as of March 8, 1999, between Wit Capital Group, Inc., a Delaware corporation (the "Corporation"), and Mark F. Loehr (the "Executive").

                              W I T N E S S E T H:
                              -------------------

     The Corporation and the Executive entered into a Letter Agreement dated March 5, 1999 which set forth the terms and conditions of the Executive's employment by the Corporation commencing on March 8, 1999. The parties desire to amend and restate the employment arrangement so that the format is consistent with Employment Agreements currently being used by the Corporation in connection with the employment of other executives.

     The Corporation desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires employment with the Corporation. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Corporation.

     In consideration of the mutual covenants and representations contained in this Agreement, the Corporation and the Executive agree as follows:

     1.  Employment of Executive; Duties.
         -------------------------------

          The Corporation agrees to employ the Executive, and the Executive agrees to be employed by the Corporation, as Managing Director, Investment Banking Capital Markets and Trading, for the period specified in Section 2 (the "Employment Period"), subject to the terms and conditions of this Agreement. During the Employment Period, the Executive shall have such duties and responsibilities generally consistent with his position and such other duties not inconsistent with his title and position as may be properly assigned to him by the Corporation. In particular, the Executive will be responsible for all capital market activities, including investment banking syndicate, institutional sales and trading and the coordination of the investment banking and research.

     2.   Employment Period.  The Employment Period shall begin on the date
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first written above and shall continue for three (3) years.

     3.   Base Salary.  During the Employment Period, the Corporation shall pay
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the Executive a minimum annual base salary of Two Hundred Thousand Dollars
($200,000). The base salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Corporation. The base salary shall be subject to annual review by the Board of Directors ("Board") (or a committee appointed by the Board) for upward adjustments based on the policies of the Corporation and the Executive's contributions to the business of the Corporation.
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     4.   Investment Banking Bonus Pool; Long-Term Incentive Plan.  During the
          -------------------------------------------------------
Employment Period, the Executive shall be entitled to participation at the senior executive level in both the Investment Banking Bonus Pool and the Long-Term Incentive Plan.

     5.   Benefits.  In addition to and except for the matters governed by this
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Agreement, the Executive shall be entitled to: (i) employee benefits and perquisites, including but not limited to pension, deferred compensation plans, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other senior executives of the Corporation from time to time; and (ii) paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

     6.  Stock Purchase.
         --------------

          The Executive shall have the right to purchase One Million Two Hundred Fifty Thousand (1,250,000) shares of the Common Stock of the Corporation in accordance with the Stock Purchase Agreement attached hereto as Exhibit I.

     7.  Non-Disclosure; Non-Competition.
         -------------------------------

          As a condition to the employment arrangement, Executive agrees to execute and comply with the terms and conditions of the "Wit Capital Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement" attached hereto as Exhibit II.

     8.  Termination by the Corporation.
         ------------------------------

          (a) The Corporation, by action of its Board, may terminate the Executive's employment under this Agreement without Cause (as defined in Section 8.1(b)), at any time by giving notice thereof to the Executive at least ninety
(90) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

          (b) The Corporation, by action of its Board, may terminate the Executive's employment under this Agreement for Cause at any time by notifying the Executive of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "Cause" means the Executive's: (i) persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement (other than by reason of the Executive's physical or mental illness or impairment), provided that such Cause shall be deemed to occur only after the Corporation gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within thirty (30) days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Corporation gave notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of the Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement or of such other subsequent agreements entered into during the Employment Period that results in a material detriment to the Corporation; (iv) conviction of a felony (including pleading guilty to a felony); or (v) habitual abuse of alcohol or drugs.

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

     8.1  Termination by the Executive.  The Executive may terminate this
          ----------------------------
Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least ninety (90) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

     8.2  Severance Benefits.
          ------------------

          (a) If the Executive's employment under this Agreement is terminated before the end of the Employment Period by the Corporation without Cause or by the Executive for Good Reason (as defined in Section 8.3(c)), the Corporation shall continue to pay to the Executive his unpaid Base Salary through the end of the three (3) year Employment Period. Additionally, the Executive shall be entitled to his share of the unpaid Investment Banking Bonus Pool accrued through the date of termination which shall be paid to him at such time as the next payment is made to the other participants of the Investment Banking Bonus Pool.

          (b) If the Executive's employment under this Agreement is terminated by the Corporation for Cause, by the Executive without Good Reason or if the Executive dies or becomes totally disabled (as defined in Section 8.4), the Corporation shall only pay the Executive a lump sum cash payment within thirty
(30) days of the date of such termination, equal to the sum of: (i) Executive's unpaid Base Salary earned to the termination date; (ii) an amount representing the Executive's unpaid Annual Bonus amounts accrued through the date of termination; and (iii) an amount representing the Executive's unpaid Guaranteed Bonus prorated to date of termination.

          (c) "Good Reason" means: (i) any material reduction in the Executive's authority, duties or responsibilities; (ii) any material change in the Executive's reporting lines or removal of the Executive from his principal positions as of the beginning of the Employment Period (other than a promotion); or (iii) any material failure by the Corporation to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Executive shall give the Corporation notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

          (d) If the Executive is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Corporation, the Executive hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Corporation ("Other Severance Plan"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Executive, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon his termination of employment.

     8.3  Termination by Death or Disability.  This Agreement shall terminate
          ----------------------------------
automatically upon the Executive's death. If the Corporation determines in good faith that the Executive has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation

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

may terminate his employment under this Agreement by notifying the Executive thereof at least thirty (30) days before the effective date of such termination.

     9.  Representation by Executive.  The Executive represents and warrants to
         ---------------------------
the Company that his employment hereunder will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which he is or was a party.

     10.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Corporation's principal executive offices.

     11.  Withholding Taxes.  The Corporation shall have the right, to the
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extent permitted by law, to withhold from any payment of any kind due to the
Executive under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

     12.  Binding Agreement.  This Agreement shall be binding upon the Executive
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and the Corporation on and after the date of this Agreement.  The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Executive's estate and beneficiaries in the event of the Executive's death. The Corporation may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Executive, and such assignment shall not, in and of itself, constitute a termination of employment under this Agreement.

     13.  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
of the Executive and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

     14.  Governing Law and Severability.  This Agreement shall be governed by
          ------------------------------
the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15.  Arbitration. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT WITH THE
          -----------
CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EXECUTIVE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS

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

OF THE EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT REFERRED TO IN SECTION 7 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN NEW YORK, NEW YORK, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS/ATTEST                      WIT CAPITAL GROUP, INC.

                                    By:
-------------------------              ---------------------------
                                       Ronald W. Readmond,
                                       Co-Chief Executive Officer

                                    EXECUTIVE


-------------------------           ------------------------------
                                    Mark F. Loehr

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

                                   Exhibit I
                                   ---------

                            STOCK PURCHASE AGREEMENT
                    with Schedule A (Partial Recourse Note)
                       and Schedule B (Pledge Agreement)

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

                                   Exhibit II
                                   ----------

                            WIT CAPITAL GROUP, INC.
                    EMPLOYEE NON-DISCLOSURE, NON-COMPETITION
                     AND ASSIGNMENT OF INVENTIONS AGREEMENT


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